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                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT
                PURSUANT TO SECTION 13 or 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934






Date of Report             April 21, 1999
                   -----------------------------



                   THE SOUTHSHORE CORPORATION
       ----------------------------------------------------
      (Exact name of registrant as specified in its charter)



    Colorado                   0-19949         84-1153522
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State or other jurisdiction   Commission     (I.R.S. Employer
    of incorporation          File Number     Identification No.)



10750 East Briarwood, Englewood, Colorado            80112
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(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code (303) 649-9875
                                                   --------------


                            N/A
   -----------------------------------------------------------
  (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets
---------------------------------------------
     On April 21, 1999 the Registrant closed on the sale of its water park property to Bedford Property Investors, Inc. a Lafayette, California REIT, for $1,972,680. Shareholders of the Registrant approved the proposed sale at a special meeting of the shareholders held on April 16, 1999. As part of the transaction, the Registrant is required to remove the water park features and structures from the property within 90 days after closing and the purchaser has retained $150,000 from the purchase price to assure such timely removal. The Registrant has entered into agreements for removal of the water park features and structures and anticipates the removal will be completed within the prescribed period.

     The disposition of this property, which was the Registrant's only asset, other than cash, furniture and office equipment, was to a non-affiliate pursuant to arms' lenghth barganing. For further details see Proxy Statement of March 12, 1999 relating to the special meeting of shareholders on this matter.



Item 7.  Financial Statements and Exhibits
------------------------------------------
   (c)   Exhibits

     10.31     Purchase Ageement and Escrow Instructions -
               Bedford Property Investors, Inc.




                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)                         THE SOUTHSHORE CORPORATION


(BY)Signature)                        /s/ Kenneth M. Dalton
(Date)                                April 29, 1999
(Name and Title)                      Kenneth M. Dalton, President